EXHIBIT 2

Scient, Inc.
79 5th Avenue
New York, NY

Ladies and Gentlemen:

     The undersigned, a holder of shares of common stock of Scient Corporation, a Delaware corporation ("the Company"), is entitled to receive in connection with the merger (the "Merger") of the Company with and into Sierra Merger Sub, Inc., a Delaware corporation ("Sub"), Common Stock ("Parent Stock") of Scient, Inc., a Delaware corporation ("Parent"), pursuant to the terms of the Agreement and Plan of Merger (as amended, the "Merger Agreement") dated July 31, 2001 among the Company, Sub, Parent, iXL Enterprises, Inc., and India Merger Sub, Inc. The undersigned has been advised that as of the date hereof the undersigned may be deemed an "affiliate" of the Company as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     The undersigned represents, warrants and covenants to Parent and the Company that, as of the date the undersigned receives any Parent Stock as a result of the Merger:

     A. The undersigned shall not make any sale, transfer or other disposition of the Parent Stock in violation of the Securities Act or the rules and regulations thereunder.

     B. The undersigned has carefully read this letter and the Merger Agreement and discussed, to the extent the undersigned felt necessary with the undersigned's counsel or counsel for the Company, the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Parent Stock.

     C. The undersigned has been advised that the offer and sale of Parent Stock to the undersigned pursuant to the Merger will be registered with the SEC under the Securities Act on a registration statement on Form S-4. The undersigned has also been advised that, because, at the time the Merger is submitted for a vote of the stockholders of the Company, the undersigned may be deemed an affiliate of the Company, the undersigned may not sell, transfer or otherwise dispose of Parent Stock issued to the undersigned in the Merger unless such sale, transfer or other disposition (i) has been registered under the Securities Act, (ii) is made in conformity with Rule 145, or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the SEC staff, is otherwise exempt from registration under the Securities Act.

     D. The undersigned understands that, except pursuant to the Registration Rights Agreement dated November 7, 2001 among Parent and certain stockholders of the Parent including the undersigned, Parent is under no obligation to register the sale, transfer or other disposition of the Parent Stock by the undersigned or on the undersigned's behalf under the Securities Act or to take any other action necessary to enable the undersigned to make such sale, transfer or other disposition in compliance with an exemption from such registration.

     E. The undersigned also understands that there will be placed on the certificates for the Parent Stock issued to the undersigned, or on any substitutions therefore, a legend stating in substance:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND SCIENT, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SCIENT, INC."

     F. The undersigned also understands that, unless the transfer by the undersigned of the undersigned's Parent Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to inscribe the following legend on the certificates issued to the undersigned's transferee:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     G. It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the Securities Act or (ii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no-action" letter obtained by the undersigned from the SEC staff to the effect that the restrictions imposed by Rule 145 no longer apply to the undersigned.

     H. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Parent and the Company and will be relied upon by such firms and their respective counsel and accountants.

     I. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Parent and the Company that are deemed beneficially owned by the undersigned pursuant to applicable federal securities laws.

     Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights that the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.


                                              Very truly yours,



                                              INNOVATION INVESTMENTS, LLC


                                              By: /s/ Eric Greenberg
                                                  ------------------------------
                                                  Name:  Eric Greenberg
                                                  Title: President, Chief
                                                         Executive Officer and
                                                         Managing Member


Dated: November 1, 2001